Exhibit 99.1

GT SYSTEMS, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2009 and 2008

AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONTENTS

December 31, 2009 and 2008

RSSM
ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
Certified Public Accountants & Profitability Consultants
1956 - 2006 50 Years Growth • Vision • Solutions

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
GT Systems, Inc. and Affiliates:

We have audited the accompanying combined balance sheets of GT Systems, Inc. and Affiliates (collectively, the "Company") as of December 31, 2009 and 2008, and the related combined statements of operations and accumulated deficit, and cash flows for each of the years in the two-year period ended December 31, 2009. The Company's management is responsible for these combined financial statements. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of GT Systems, Inc. and Affiliates as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

Rosen Seymour Shapss Martin & Company LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
June 14, 2010

COMBINED BALANCE SHEETS

December 31, 2009 and 2008

	2009	2008
Assets		
Current assets:		
Cash	$ 7,429	$ -
Accounts receivable, less allowance for doubtful accounts of $4,005,628 in 2009 and $6,662,733 in 2008	14,488,436	18,850,004
Overfunding of worker's compensation claims and expenses	-	267,070
Prepaid expenses and other current assets	199,577	752,717
Total current assets	14,695,442	19,869,791
Property and equipment, net	902,293	1,141,217
Other assets:		
Deferred finance costs, net	257,776	283,504
Security deposits	143,184	141,709
Total other assets	400,960	425,213
Total assets	$ 15,998,695	$ 21,436,221
Liabilities and Stockholder's Deficit		
Current liabilities:		
Revolving credit facilities	$ 16,439,149	$ 18,540,391
Current maturities of term loan	600,000	600,000
Bank overdrafts	708,116	732,862
Accounts payable	761,719	252,964
Accrued salaries and wages	1,340,398	818,572
Accrued payroll taxes	1,619,819	659,006
Accrued expenses and other current liabilities	517,885	745,317
Underfunding of worker's compensation claims and expenses	408,605	-
Due to stockholder	733,460	74,733
Total current liabilities	23,129,151	22,423,845
Non-current liabilities:		
Term loan, net of current maturities	468,270	1,068,270
Deferred rent payable	318,118	250,411
Total non-current liabilities	786,388	1,318,681
Total liabilities	23,915,539	23,742,526
Commitments and contingencies		
Stockholder's deficit:		
Common stock, no par value; 200 shares authorized; 100 shares issued and outstanding	2,400	2,400
Accumulated deficit	(7,919,244)	(2,308,705)
Total stockholder's deficit	(7,916,844)	(2,306,305)
Total liabilities and stockholder's deficit	$ 15,998,695	$ 21,436,221

The accompanying notes are an integral part of these combined financial statements.

COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

Years Ended December 31, 2009 and 2008

	2009	2008
Revenues	$ 93,926,742	$ 131,691,691
Direct cost of services	70,899,521	95,183,798
Gross profit	23,027,221	36,507,893
Selling, general and administrative expenses	26,917,588	37,768,792
Loss from operations	(3,890,367)	(1,260,899)
Non-operating (income) expenses:		
Interest expense	1,361,473	1,703,223
Financing costs	305,178	500,777
Other income	(41,029)	(3,533)
Total non-operating expenses	1,625,622	2,200,467
Loss before provision for income taxes	(5,515,989)	(3,461,366)
Provision for income taxes	94,550	73,694
Net loss	(5,610,539)	(3,535,060)
Retained earnings (Accumulated deficit) – beginning of year	(2,308,705)	1,226,355
Accumulated deficit – end of year	$ (7,919,244)	$ (2,308,705)

The accompanying notes are an integral part of these combined financial statements.

COMBINED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities:		
Net loss	$ (5,610,539)	$ (3,535,060)
Adjustments to reconcile net loss to net cash provided by operating activities:		
Depreciation and amortization	386,638	460,600
Deferred rent expense	67,707	27,016
Provision for doubtful accounts	(2,657,105)	(3,630,349)
Changes in operating assets and liabilities:		
Accounts receivable	7,018,673	14,306,720
Worker's compensation claims and expenses	675,675	711,060
Prepaid expenses and other current assets	553,140	1,895,731
Deferred finance costs	(45,297)	112,584
Security deposits	(1,475)	(26,775)
Accounts payable	508,755	(195,896)
Accrued salaries and wages	521,826	601,989
Accrued payroll taxes	960,813	180,384
Accrued expenses and other current liabilities	(227,432)	(178,017)
Net cash provided by operating activities	2,151,379	10,729,987
Cash flows from investing activities:		
Purchases of property and equipment	(76,689)	(107,506)
Net cash used in investing activities	(76,689)	(107,506)
Cash flows from financing activities:		
Net repayments on revolving lines of credit	(2,101,242)	(6,227,821)
Payments on term loan	(600,000)	(2,186,537)
Bank overdrafts	(24,746)	(2,050,450)
Due to stockholder	658,727	(157,673)
Net cash used in financing activities	(2,067,261)	(10,622,481)
Net increase in cash	7,429	-
Cash at beginning of year	-	-
Cash at end of year	$ 7,429	$ -
Supplemental disclosures of cash flow information:		
Cash paid during the year for income taxes	$ 103,933	$ 107,608
Cash paid during the year for interest	$ 1,806,381	$ 1,348,958

The accompanying notes are an integral part of these combined financial statements.

1. Summary of Significant Accounting Policies

Nature of Business

GT Systems, Inc. and its affiliates (the "Company") is a national provider of both temporary and permanent staffing services. The Company provides its services across a variety of industries and to a diverse range of clientele ranging from smaller companies to Fortune 500 companies. The Company maintains its headquarters in New York City, with additional offices in New Jersey, Connecticut, Pennsylvania, Florida and Washington D.C.

Basis of Combination

The combined financial statements include the accounts of GT Systems, Inc., as well as the accounts of its affiliates, all of which were wholly owned and controlled by the sole stockholder of GT Systems, Inc.

All significant intercompany transactions have been eliminated in combination.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the life of the lease under which the improvement is made or the life of the improvement whichever is less. Expenditures for maintenance and repairs are charged to expense as incurred, while significant betterments and renewals are capitalized. When property and equipment is retired, sold or otherwise disposed of, the asset's carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of each group of assets that generate cash flow with the estimated present value of the corresponding cash flows. If the expected present value of the future cash flows is less than the carrying amount of the asset group, the Company would recognize an impairment loss. Management has reviewed the Company's long-lived assets and believes that there has been no impairment.

Workers' Compensation Claims and Expenses

The Company owns a captive insurance company to insure for certain losses relating to worker's compensation claims. The Company is obligated to pay premiums as necessary to fund the

insurance company's actuarially determined potential claims. The actuarially determined liability for potential claims is computed using actuarial assumptions followed in the insurance industry and historical experience.

Deferred Finance Costs

Deferred finance costs are being amortized ratably over the life of the respective debt.

Deferred Rent Payable

Deferred rent payable represents the excess of recognized rental expense over scheduled operating lease facility payments. This amount will be credited to future operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

GT Systems, Inc. and primarily all of its affiliates have elected flow through treatment for federal, state and local tax purposes. Accordingly, earnings of the Company are reported on the individual tax return of the owner. The provision for income taxes in the accompanying financial statements represents certain minimum taxes as well as state and local unincorporated business taxes.

The Company accounts for income taxes using the liability method, which provides for an asset and liability approach to accounting for income taxes. Under this method, deferred income tax assets and liabilities are recorded for future tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and are measured using the current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Accounting for uncertainties in income taxes recognized in a company's financial statements is based on its assessment of probable income tax related exposures and the anticipated settlement of those exposures resulting in actual liabilities. As of December 31, 2009 and 2008, the Company does not believe it has any uncertain tax positions that would qualify for either recognition or disclosure in the financial statements.

The Company's income tax returns for the years 2007 through 2009 are subject to federal, state, and local income tax examination by the authorities.

Revenue Recognition

Revenue from temporary staffing services is recognized when professionals deliver services. Permanent staffing revenue is recognized when the candidate commences employment, net of an allowance for those not expected to remain with clients through a 90-day guarantee period.

Advertising and Promotion Costs

Advertising and promotion costs are charged to expense in the period incurred. For the years ended December 31, 2009 and 2008, such costs approximated $1,128,000 and $1,951,000, respectively.

Concentration of Credit Risk

The Company maintains cash balances at financial institutions, which, at times, may exceed the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses to date and management believes that the risk of loss as a result of this policy is negligible.

Accounts receivable are reported net of an allowance for doubtful accounts. The allowance is based on management's estimate of the amount of receivables that will actually be collected, based on the Company's evaluation of the credit worthiness of its customers and historical experience, as well as management's judgment as to the business and economic environment.

2. Property and Equipment

Property and equipment at December 31, is summarized as follows:

	2009	2008
Furniture and fixtures	$ 364,164	$ 364,164
Office equipment	643,559	633,978
Leasehold improvements	2,510,733	2,508,258
Computer hardware	881,338	881,338
Computer software	669,417	604,784
	5,069,211	4,992,522
Less accumulated depreciation	4,166,918	3,851,305
	$ 902,293	$ 1,141,217

3. Deferred Finance Costs

Deferred finance costs at December 31, is summarized as follows:

	2009	2008
Deferred finance costs	$ 427,549	$ 382,252
Less accumulated amortization	169,773	98,748
	$ 257,776	$ 283,504

4. Borrowings

A. In September 2007, the Company entered into a five-year loan and security agreement with a financial institution. The agreement provided for (a) a revolving line of credit up to $27,000,000, secured by eligible accounts receivable, and (b) a term loan component of $5,000,000, payable in sixty equal monthly installments of $83,333 plus interest. The interest rates on the revolver and term loan components were equal to the Prime Rate plus .50% and the Prime Rate plus 1.50%, respectively.

- In December 2008, the financial institution amended the agreement to reduce the maximum borrowings under the revolving line of credit to $23,000,000, secured by eligible accounts receivable. The interest rate on the revolver component was increased to the Prime Rate plus 1.50%. The amendment also reduced the required monthly payments on the term loan component to $50,000 for sixty months plus interest at the rate of 2.50% plus the greater of the Prime Rate or 4.0%.

- In September 2009, the financial institution amended the agreement to increase the interest rate on the revolver component to 2.50% plus the greater of the Prime Rate or 5.0%.

- In October 2009, the financial institution amended the agreement to (a) reduce the maximum borrowings under the revolving line of credit to $18,000,000, secured by eligible accounts receivable, and (b) acknowledge that it would no longer finance business activities for providing light industrial staffing.

- In December 2009, the financial institution amended the agreement to reduce the maximum borrowings under the revolving line of credit to $16,930,000, secured by eligible accounts receivable.

The facility is secured by a first security interest in the assets of the Company. Additionally, the Company's sole stockholder has provided a personal guarantee as well as certain side collateral to the financial institution.

For the years ended December 31, 2009 and 2008, the Company was not in compliance with certain financial covenants, as defined. The financial institution waived the Company's noncompliance during the year ended December 31, 2008. A waiver was not obtained for noncompliance during the year ended December 31, 2009.

B. In October 2009, in connection with the financial institution's financing elimination of the Company's light industrial staffing business activities, the Company established a three-year loan and security agreement with a second financial institution. The agreement provides for a revolving line of credit up to $3,000,000, secured by eligible light industrial staffing accounts receivable. The interest rate is equal to the Prime Rate plus 7.0%.

Minimum future term loan principal payments are as follows:

Years Ending December 31,	
2010	$ 600,000
2011	468,270
	$ 1,068,270

Interest expense on the above borrowings amounted to $1,361,473 and $1,703,223 for the years ended December 31, 2009 and 2008, respectively.

5. Commitments and Contingencies

Leases

The Company leases space under various noncancellable operating lease agreements that expire through July 2015. In addition to base rent, the leases also require payments for real estate taxes and operating costs. Minimum annual rentals, exclusive of real estate taxes and other costs, are as follows:

Years Ending December 31,	
2010	$ 1,750,166
2011	1,693,526
2012	1,650,133
2013	1,654,458
2014	1,690,901
Thereafter	998,921
	$ 9,438,105

Rent expense for the years ended December 31, 2009 and 2008 amounted to $2,250,045 and $2,271,858, respectively.

Litigation

The Company is involved in various legal proceedings and litigation. The outcomes of such proceedings and litigation are either currently pending or in preliminary stages and, in the opinion of management, no estimate can be made about their probable outcome or whether such actions will materially affect the Company's combined financial statements.

Unremitted Payroll Tax Liability

The Company has received assessments for unremitted payroll taxes for calendar years 2004, 2005, 2006 and 2007 from the Internal Revenue Service and certain state and local taxing authorities. The financial statements do not reflect any liability for such assessments, as management believes that the liability has been paid based upon its knowledge of events and circumstances. However, there can be no assurance that future events and circumstances will not result in an ultimate liability, including penalties and interest.

6. Related Party Transactions

Due to Stockholder

Related party transactions include advances to and from the Company's sole stockholder. Such advances aggregated to $733,460 and $74,733 as of December 31, 2009 and 2008, respectively. The advances were subordinated to the primary financial institution under its five-year loan and security agreement and are non-interest bearing and are due on demand.

7. Retirement Plan

The Company sponsors a tax-deferred savings 401(k) plan whereby eligible employees may elect to contribute a percentage of their compensation. The Company may also, at its discretion, make voluntary contributions to the plan. For the years ended December 31, 2009 and 2008, the Company made no contributions to the 401(k) plan. Contributions by the Company, if any, are determined by the Board of Directors.

8. Subsequent Events

Acquisition

On March 24, 2010, Corporate Resource Development, Inc. ("CRD"), a Delaware corporation and a wholly-owned subsidiary of Corporate Resource Services, Inc. (a Public Company) entered into a Foreclosure and Asset Purchase Agreement (the "Acquisition Agreement") with the Company, the Company's sole stockholder and the Company's primary financial institution, among others. Under the Acquisition Agreement the financial institution foreclosed on the assets of the Company business related to the temporary and permanent placement of employees, and sold certain assets to CRD in a secured creditor's private sale under Article 9 of the Uniform Commercial Code, for $3,000,000 in cash. Other assets were retained by GT Systems, Inc. and its affiliates.

Business Risk

The Company has incurred net losses for the years ended December 31, 2009 and 2008 in the amount of approximately $5,610,000 and $3,535,000, respectively, and at December 31, 2009, had a stockholder's deficit of approximately $7,917,000. In addition, there can be no assurance that the Company will be successful in producing earnings.

Management evaluated the disclosure of any material subsequent events through June 13, 2010, which was the date the combined financial statements were available to be issued.